EXHIBIT 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated and effective as of                 , 2013, is made by and between (1) AK Steel Holding Corporation (“Holding”) and AK Steel Corporation (the “Corporation,” and with Holding, the “Company”) and (2)          (the “Indemnitee”).

I.     RECITALS
A.    It is in the best interests of stockholders and the promotion of good corporate governance that corporations retain and attract the most capable persons available to serve as their directors and officers. Corporations’ efforts to retain and attract such persons have been undermined by a substantial increase in corporate litigation that subjects directors and officers to great personal financial risks resulting from their service as directors and officers. Such financial risks may bear no reasonable relationship to the compensation of such directors and officers and the defense and/or settlement of the litigation is often beyond the personal resources of directors and officers;
B.    The Company carries liability insurance to provide financial protection to its directors and officers from the risks associated with such litigation, but the liability insurance coverage available to the Company may be inadequate in certain circumstances to cover all possible exposure for which a director or officer should be protected. The Company believes that the interests of the Company and its stockholders would best be served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company. It thus is now, and has always been, the express policy of the Company to indemnify and advance expenses to its directors and officers to provide them with the maximum protection permitted by law;
C.    The Company’s Restated Certificate of Incorporation, as amended and/or restated (the “Certificate”) provides for the Company to indemnify its directors and officers to the fullest extent permitted by law. The Certificate expressly states that the indemnification provisions set forth in such Certificate are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification;
D.    The Delaware General Corporation Law (the “DGCL”), under which the Company is organized, empowers the Company in Section 145 to indemnify its current and former officers, directors, employees and agents and persons who serve or have served, at the request of the Company, as the directors, officers, employees or agents of certain other entities, and expressly provides that the indemnification provided by Section 145 is not exclusive;
E.    Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by stockholders and corporations for breach of certain fiduciary duties, and the Company has so provided in its Certificate that each director shall be exculpated from such liability to the maximum extent permitted by law;
F.    The Board of Directors has determined that contractual indemnification as set forth in this Agreement is not only reasonable and prudent, but also promotes the best interests of the Company and its stockholders;
G.    The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company; and
H.    Indemnitee is willing to serve, continue to serve, or to provide additional service for or on behalf of the Company on the condition that he or she is furnished the indemnity provided for in this Agreement.
II.     TERMS OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
A.    Indemnification Obligation.
1.    To the fullest extent permitted by law, including the laws of the State of Delaware, the Company shall indemnify Indemnitee if Indemnitee was or is a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to collectively as “Indemnified Proceeding”), by reason of the fact that Indemnitee is, was or has agreed to serve in any of the capacities set forth below, or by reason of any action alleged to have been taken or not taken in any such capacity. Such capacities (hereinafter referred to as “Indemnified Capacities”) are as follows:
a.    a director, officer, employee or agent of Holding and/or the Corporation; or,
b.    a director, officer, employee or agent of a wholly-owned subsidiary of Holding and/or the Corporation; or,
c.    so long as the Indemnitee is serving at the request of Holding and/or the Corporation, a director, officer, employee, agent or other similar capacity (which, for purposes of this Agreement, shall include a trustee, partner, manager or similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in which Holding or the Corporation has an affiliation or interest;
2.    To the fullest extent permitted by law, the indemnification provided by this Agreement shall be from and against all expenses, attorneys’ fees, costs, judgments, fines, penalties, amounts paid in settlement, and other liabilities which have been actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Indemnified Proceeding, and any appeal therefrom (hereinafter referred to collectively as “Indemnified Expenses”). For the purpose of avoidance of doubt, the foregoing indemnification obligation is intended to include, but not be limited to, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duty to the fullest extent permitted under Section 102(b)(7) of the DGCL.
3.    The Company further shall indemnify Indemnitee against any Indemnified Expenses, regardless of the nature of the proceedings in which the Indemnified Expenses were incurred, if such Indemnified Expenses would have been covered under the directors and officers liability insurance policies secured by the Company to provide coverage to Indemnitee in effect on the effective date of this Agreement or any other such insurance polices which become effective on any subsequent date.
4. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. The Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
B.    Limitation on Indemnification. Notwithstanding any other provision in this Agreement to the contrary, the Company’s obligation to indemnify Indemnitee is limited as follows:
1.    Indemnification under this Agreement shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
2.    Indemnification under this Agreement shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the qualifications required under Section II.A, above, and the applicable standard of conduct set forth in this Section II.B.
3.    The Company shall not be obligated pursuant to this Agreement to indemnify Indemnitee:
a.     with respect to what would otherwise be an Indemnified Expense under this Agreement if, and to the extent that, Indemnitee is entitled to and receives payment with respect to such Indemnified Expense under any insurance policy, contract, or other agreement;
b.     with respect to an action, suit or proceeding initiated by Indemnitee, unless such action, suit or proceeding was authorized or consented to by the Board of Directors of the Company; provided, however, this Section II.B.3.b shall not apply to an action, suit or proceeding brought to establish or enforce a right to indemnification under this Agreement;
c.    for amounts paid in settlement of any Indemnified Proceeding without the Company’s prior written consent, which consent shall not be unreasonably withheld;
d.    for any payment or accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any similar successor statute; provided, however, that nothing in this subsection (d) is intended to or shall be interpreted to excuse the Company from indemnifying Indemnitee for attorneys’ fees and other reasonable expenses incurred in defending Indemnitee against any such claim under Section 16(b) if and to the extent the Company would otherwise have an obligation to do so under this Agreement;
e.    for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including without limitation under the Sarbanes-Oxley Act of 2002); or,
f.    with respect to Indemnified Expenses incurred by the Indemnitee in connection with an action, suit or proceeding instituted by the Indemnitee to establish or enforce a right to indemnification under this Agreement if a court of competent jurisdiction determines that such action, suit or proceeding was not instituted in good faith or was frivolous.
4.    In the case of any action or suit by the Company seeking to procure a judgment in its favor against Indemnitee by reason of the fact that Indemnitee is or was serving in an Indemnified Capacity, no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company pursuant to a final judgment not subject to further appeal unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity with respect to such portion of the Indemnified Expenses which the Delaware Court of Chancery or such other court shall deem proper.
C.    Successful Defense; Partial Indemnification.

1.For purposes of this Agreement, if any Indemnified Proceeding is dismissed or otherwise disposed of without (a) the disposition being adverse to Indemnitee, (b) an adjudication that Indemnitee was liable to the Company, (c) a plea of guilty by Indemnitee, (d) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (e) with respect to any criminal action or proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes of this Agreement to have been wholly successful with respect to such Indemnified Proceeding. The termination of an Indemnified Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful.

2.    To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Indemnified Proceeding, or in defense of a claim, issue or matter in such Indemnified Proceeding, the Indemnitee shall be indemnified against Indemnified Expenses actually and reasonably incurred by Indemnitee in connection with such proceeding. If Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of the expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses to which Indemnitee is entitled.
D.     Advance Payment of Expenses; Defense of Claim.
1.    Indemnified Expenses shall be paid by the Company in advance of the final disposition of the Indemnified Proceeding in connection with which they were incurred within thirty days after receipt by the Company of (i) a statement or statements from Indemnitee requesting such advance or advances, with appropriate and reasonable documentation showing that such Indemnified Expenses have been incurred, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts if and to the extent that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.
2.    In the event the Company shall be obligated under this Agreement to indemnify Indemnitee with respect to Indemnified Expenses, and timely satisfies its obligation to do so, the Company shall be entitled to assume the defense of the Indemnified Proceeding in connection with which the Indemnified Expenses were incurred, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so; provided, however, the Company shall not settle any Indemnified Proceeding in any manner that would impose any non-indemnifiable fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld. After delivery of notice, approval of counsel by Indemnitee, and the retention of such counsel by the Company, the Company subsequently will not be liable to Indemnitee under this Agreement for any fees or expenses incurred by Indemnitee with respect to other counsel in the same Indemnified Proceeding; provided, however, that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Indemnified Proceeding at Indemnitee’s own expense, and (2) if a conflict of interest or position arises, or is reasonably likely to arise, with respect to any significant issue between the Company and Indemnitee in the conduct of any such defense, then Indemnitee shall have the right to employ Indemnitee’s own counsel in such Indemnified Proceeding at the Company’s expense.

E.	Procedure for Indemnification; Enforcement of Obligations.
1.    To obtain indemnification (which, for purposes of this Agreement, includes the advancement of Indemnified Expenses) under this Agreement, Indemnitee shall submit to the Company a written request for indemnification promptly following receipt by Indemnitee of notice of the commencement of any Indemnified Proceeding against Indemnitee. Indemnitee immediately shall co-operate with the Company to provide, and to assist the Company to locate, such documentation and information as is reasonably available and necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The failure by Indemnity to timely notify the Company of the commencement of an Indemnified Proceeding will not relieve the Company from any obligation it otherwise would have to Indemnitee under this Agreement, except to the extent the Company is prejudiced in the defense of such Indemnified Proceeding as a result of such failure.
2.    The Company shall determine and respond promptly, and in any event no later than sixty days following receipt of a request for indemnification under this Agreement, whether it will grant Indemnitee’s request. Any such determination shall be made with respect to an Indemnitee who is a Director or Officer at the time of such determination: (a) by a majority vote of the directors who are not parties to the Indemnified Proceeding in question (“Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion, (d) by the stockholders, or (e) by a court of competent jurisdiction.
3.    The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a timely request for indemnification pursuant to this Section II.E., and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Company overcomes such presumption by clear and convincing evidence.
4.    The right to indemnification under this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or fails to respond within such sixty-day period. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances, nor the fact that there has been an actual determination by the Company that indemnification of Indemnitee is not proper, shall be a defense to the action or create a presumption that Indemnitee is or is not entitled to indemnification. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company.
F.    Change in Control
1.    If a Change in Control (as defined below in this Section F) occurs and results in individuals who were directors prior to the circumstances giving rise to the Change in Control ceasing, for any reason, to constitute a majority of the Board of Directors of the Company, the determination set forth above in Section E whether to provide indemnification shall be made by independent legal counsel and not by the then-Board of Directors. Under such circumstances, the independent legal counsel shall be selected jointly by counsel for the Company and counsel for the Indemnitee (whether Indemnitee is a director or an officer) whose request for indemnification is to be determined. If the parties’ counsel cannot agree upon the selection of independent legal counsel within fourteen calendar days of the request by Indemnitee for indemnification, the Indemnitee’s counsel may request that the presiding judge for the United States District Court for the Southern District of Ohio select such independent counsel and both the Company and Indemnitee agree to be bound by such selection. The Company agrees to pay the reasonable fees of the independent legal counsel and fully indemnify such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or the independent legal counsel’s engagement pursuant to this Agreement.
2.    A “Change in Control” shall be deemed to have occurred if:
(a)    any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of Holding representing forty percent (40%) or more of the combined voting power of Holding’s then outstanding voting securities; or
(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board -- including for this purpose any new Director of Holding (other than a Director designated by a person who has entered into an agreement with Holding to effect a transaction described in clauses (a) or (c) of this Subsection F(2)) whose election by the Board or nomination for election by the stockholders of Holding was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved -- cease for any reason to constitute a majority of the Board; or
(c)    there is a merger or consolidation of Holding or the Corporation with any other corporation (other than a merger or consolidation which would result in the voting securities of Holding or the Corporation outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least fifty percent of the combined voting power of the voting securities of the Holding or the Corporation, as applicable, or such surviving entity outstanding immediately after such merger or consolidation) or there is a complete liquidation of Holding or the Corporation or sale or disposition by Holding or the Corporation of all or substantially all of Holding’s or the Corporation’s assets.
G.    Other Definitions. For purposes of this Agreement, the following definitions shall apply:
1.    The term “action, suit or proceeding” shall be broadly and reasonably construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.
2.    The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements or expenses, court costs, filing fees, appeal bonds, and other out-of-pocket costs) in connection with either the investigation, defense or appeal of a Indemnified Proceeding or a proceeding to establish or enforce a right to indemnification under this Agreement, Section 145 of the General Company Law of the State of Delaware, or otherwise.
3.    A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “in or not opposed to the best interests of the Company” as referred to in this Agreement.
4.    The term “Beneficial Owner” shall have the meaning assigned to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.
5.    The term “Company” shall be broadly and reasonably construed to refer to both Holding and Corporation, collectively or in the alternative as appropriate in the context of the particular clause or section of this Agreement in which such term is use.
H.     Other Terms and Conditions.
1.    Severability; Savings Clause. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Indemnified Expenses to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

2.    Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by certified or registered mail, return receipt requested, to the parties at the following addresses (or at such other addresses for a party as such party subsequently specifies by like notice):

If to the Company: AK Steel Corporation c/o General Counsel 9227 Centre Pointe Drive West Chester, Ohio 45069	If to Indemnitee:
3.     Nonexclusivity. The provisions for indemnification set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have, including without limitation rights (a) under any provision of law, the Company’s Certificate or By-laws, (b) in any court in which a proceeding is brought, (c) as a result of or pursuant to a vote of the Company’s stockholders or disinterested directors, or (d) in other agreements, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Company’s Certificate or By-laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.
4.    Interpretation of Agreement. It is understood that the parties intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
5.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superceded by this Agreement.
6.     Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.
7.    Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties to this Agreement and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by a Change-of-Control or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
8.    Governing Law; Jurisdiction. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents and as if entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the provisions regarding indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary. The parties to this Agreement consent to the jurisdiction of any federal or state court of competent jurisdiction in the states of Delaware and Ohio solely for the purpose of any action brought to resolve a dispute arising under, or to enforce, this Agreement.
9.     No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment with Company.
10.    Indemnification Obligation Survives Termination. It is expressly understood and agreed by the parties that the obligation of the Company to indemnify Indemnitee survives the termination of Indemnitee’s service to the Company as a director or officer with respect to acts or omissions of Indemnitee while a director or officer of the Company and with respect to claims, issues or matters arising from or in any way related to Indemnitee’s service as a director or officer of the Company prior to such termination.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

AK STEEL HOLDING CORPORATION

By ______________________________________
Name:
Title:

AK STEEL CORPORATION

By ____________________________________
Name:
Title:

INDEMNITEE:

By ______________________________________
Name: